EXHIBIT 99.1

OpenTable, Inc. Announces Fourth Quarter and Full Year 2009 Financial Results

-- Increases Revenue 32% to $19.2 Million --

-- Grows Installed Restaurants by 20% and Seated Diners by 40% Over Q4 2008 --

-- Achieves EPS of $0.13 and Non-GAAP EPS of $0.14 --

SAN FRANCISCO, Feb. 9, 2010 (GLOBE NEWSWIRE) -- OpenTable, Inc. (Nasdaq:OPEN) (www.opentable.com), a leading provider of free, real-time online restaurant reservations for diners and reservation and guest management solutions for restaurants, today reported its financial results for the fourth quarter and fiscal year ended December 31, 2009.

OpenTable reported consolidated net revenues for Q4 2009 of $19.2 million, a 32% increase over Q4 2008. Consolidated net income for Q4 2009 was $3.1 million, or $0.13 per diluted share. Non-GAAP consolidated net income for Q4 2009, which excludes tax affected stock-based compensation expense, was $3.2 million, or $0.14 per diluted share.

OpenTable provides operating results by geography as the Company is at different stages of development in its North America and International operations.

North America Results

  Installed restaurant base as of December 31, 2009 totaled 10,850, a 17% increase over December 31, 2008.
  Seated diners totaled 11.8 million, a 39% increase over Q4 2008.
  Revenues totaled $18.0 million, a 30% increase over Q4 2008.
  Non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, and stock-based compensation) totaled $7.2 million, or 40% of North America revenues, a 71% increase over Q4 2008.

International Results

  Installed restaurant base as of December 31, 2009 totaled 1,501, a 44% increase over December 31, 2008.
  Seated diners totaled 0.3 million, a 99% increase over Q4 2008.
  Revenues totaled $1.2 million, a 63% increase over Q4 2008.
  Non-GAAP adjusted EBITDA totaled a loss of $1.2 million compared to adjusted EBITDA loss of $1.8 million in Q4 2008.

"OpenTable had a very strong fourth quarter, with growth in our key metrics of installed restaurants and seated diners translating into robust financial performance," said Jeff Jordan, CEO of OpenTable. "We're energized by the opportunities in front of us and are focused on helping our restaurant partners grow and providing diners with the convenience of online, real-time restaurant reservations."

Q4 2009 Consolidated Financial and Operating Summary

  Total revenues were $19.2 million in Q4 2009, up 32% over Q4 2008 revenues of $14.5 million.
    Subscription revenues were $9.6 million in Q4 2009, up 18% over Q4 2008 revenues of $8.1 million. Subscription revenues increased as a result of the increase in installed restaurants.
    Reservation revenues were $8.5 million in Q4 2009, up 47% over Q4 2008 revenues of $5.8 million. Reservation revenues primarily increased as a result of the increase in seated diners.
    Installation and other revenues were $1.0 million in Q4 2009, up 67% over Q4 2008 revenues of $0.6 million.

  Total operating expenses were $15.1 million in Q4 2009, up 6% over Q4 2008 operating expenses of $14.2 million. The increase was driven by a 7% increase in headcount and an increase in legal expenses.

  Operating income was $4.1 million in Q4 2009 compared to $0.4 million in Q4 2008. Non-GAAP consolidated operating income, excluding stock-based compensation expense, was $4.6 million in Q4 2009 compared to $1.2 million in Q4 2008.

  The Q4 2009 GAAP income tax rate was 26% and the full year 2009 effective tax rate was 44%.

  Consolidated net income was $3.1 million, or $0.13 per diluted share, in Q4 2009 compared to a loss of $0.9 million, or a loss of $0.09 per diluted share, in Q4 2008. Non-GAAP consolidated net income, which excludes tax affected stock-based compensation expense, was $3.2 million, or $0.14 per diluted share, in Q4 2009 compared to $0.3 million, or $0.03 per diluted share, in Q4 2008.

  As of December 31, 2009, OpenTable had cash and cash equivalents and short-term investments of $70.0 million.

2009 Consolidated Financial and Operating Summary

  OpenTable's total revenues were $68.6 million in 2009, up 23% over 2008 revenues of $55.8 million.

  Operating income was $8.7 million in 2009 compared to $0.6 million in 2008. Non-GAAP consolidated operating income, excluding stock-based compensation expense, was $11.5 million in 2009 compared to $4.6 million in 2008.

  Non-GAAP adjusted EBITDA totaled $16.7 million in 2009, or 24% of consolidated revenues, an 86% increase over 2008.

"The fourth quarter highlights continued growth in our key operating and financial metrics," said Matt Roberts, CFO of OpenTable. "With record revenues and EBITDA margins, the business continues to demonstrate solid results."

Quarterly Conference Call

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET and will be available through March 31, 2010, at http://investors.opentable.com/events.cfm. This call may contain forward-looking statements and other material information regarding the Company's financial and operating results.

About Non-GAAP Financial Information

The accompanying press release, dated February 9, 2010, contains certain non-GAAP financial measures. Tables are provided in the press release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures include non-GAAP consolidated net income and the related per diluted share amounts, non-GAAP consolidated operating income, and non-GAAP adjusted EBITDA. When used in connection with historical results, the non-GAAP financial measure adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization and stock-based compensation.  Within the Company's reconciliation to non-GAAP diluted net income per share, the impact of undistributed earnings allocated to participating securities has been excluded.

To supplement the Company's consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. Management believes it is useful to exclude stock-based compensation because it does not reflect the underlying performance of the Company's business operations. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results. The presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Background Information

The Company reports consolidated operations in U.S. dollars and operates in two geographic segments: North America and International. The North America segment is comprised of all operations in the United States, Canada and Mexico, and the International segment is comprised of all non-North America operations, which includes operations in Europe and Asia. The Company generates substantially all of its revenues from its restaurant customers; it does not charge any fees to diners. The Company's revenues include installation fees for the Electronic Reservation Book (including training), monthly subscription fees and a fee for each restaurant guest seated through online reservations.

Forward-Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding the Company's strategic and operational plans. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, among others, the impact of the current economic climate on the Company's business; the Company's ability to maintain an adequate rate of growth; the Company's ability to effectively manage its growth; the Company's ability to attract new restaurant customers; the Company's ability to increase the number of visitors to its website and convert those visitors into diners; the Company's ability to retain existing restaurant customers and diners or encourage repeat reservations; the Company's ability to successfully enter new markets and manage its international expansion; the Company's ability to successfully manage any acquisitions of businesses, solutions or technologies; interruptions in service and any related impact on the Company's reputation; and costs associated with defending intellectual property infringement and other claims.  More information about potential factors that could affect the Company's business and financial results is contained in the Company's quarterly report on Form 10-Q for the period ended September 30, 2009, and the Company's other filings with the SEC. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

About OpenTable, Inc.

OpenTable is a leading provider of free, real-time online restaurant reservations for diners and reservation and guest management solutions for restaurants. The OpenTable network delivers the convenience of online restaurant reservations to diners and the operational benefits of a computerized reservation book to restaurants. OpenTable has more than 12,000 restaurant customers, and, since its inception in 1998, has seated more than 130 million diners around the world. The Company is headquartered in San Francisco, California, and the OpenTable service is available throughout the United States, as well as in Canada, Germany, Japan, Mexico, and the United Kingdom.

The OpenTable, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6474

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OpenTable, OpenTable.com, OpenTable logos and other service names are the trademarks of OpenTable, Inc.

OPENTABLE, INC.
UNAUDITED BALANCE SHEETS

	December 31,
	2009	2008
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$19,807,000	$5,528,000
Short-term investments	50,221,000	17,259,000
Accounts receivable, net	7,617,000	6,331,000
Prepaid expenses and other current assets	1,301,000	942,000
Deferred tax asset	6,024,000	4,828,000
Restricted cash	172,000	156,000

Total current assets	85,142,000	35,044,000

Property and equipment, net	11,516,000	11,125,000
Deferred tax asset	498,000	3,343,000
Other assets	3,175,000	1,371,000

TOTAL ASSETS	$100,331,000	$50,883,000

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$7,212,000	$7,855,000
Accrued compensation	2,993,000	2,772,000
Deferred revenue	1,538,000	1,210,000
Dining rewards payable	11,611,000	8,462,000
Total current liabilities	23,354,000	20,299,000

DEFERRED REVENUE - Less current portion	3,572,000	3,900,000

Total liabilities	26,926,000	24,199,000

STOCKHOLDERS' EQUITY:
Preferred stock	--	21,909,000
Common stock	2,000	1,000
Additional paid-in capital	127,454,000	64,060,000
Treasury stock	(647,000)	(647,000)
Accumulated other comprehensive loss	(128,000)	(296,000)
Accumulated deficit	(53,276,000)	(58,343,000)

Total stockholders' equity	73,405,000	26,684,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$100,331,000	$50,883,000

OPENTABLE, INC.
UNAUDITED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(In thousands, except per share amounts)

REVENUES	$19,169	$14,542	$68,596	$55,844

COSTS AND EXPENSES:
Operations and support (1)	5,541	4,835	20,736	17,760
Sales and marketing (1)	3,873	3,765	15,525	14,830
Technology (1)	2,354	2,465	10,043	9,511
General and administrative (1)	3,287	3,112	13,608	13,117

Total costs and expenses	15,055	14,177	59,912	55,218

Income (loss) from operations	4,114	365	8,684	626
Other income, net	90	28	346	468

Income before taxes	4,204	393	9,030	1,094
Income tax expense	1,091	1,268	3,963	2,118

NET INCOME (LOSS)	$3,113	$(875)	$5,067	$(1,024)

Net income (loss) per share:
Basic	$0.14	$(0.09)	$0.28	$(0.10)
Diluted	$0.13	$(0.09)	$0.22	$(0.10)

Weighted average shares outstanding:
Basic	21,968	10,178	17,352	10,016
Diluted	23,467	10,178	22,467	10,016

(1) Stock-based compensation included in above line items:
Operations and support	$88	$77	$320	$339
Sales and marketing	176	197	764	878
Technology	134	145	516	694
General and administrative	90	436	1,218	2,059
	$488	$855	$2,818	$3,970

Other Operational Data:
Installed restaurants (at period end):
North America	10,850	9,295	10,850	9,295
International	1,501	1,040	1,501	1,040
Total	12,351	10,335	12,351	10,335

Seated diners (in thousands):
North America	11,803	8,515	41,909	33,636
International	337	169	957	542
Total	12,140	8,684	42,866	34,178

Headcount (at period end):
North America	256	238	256	238
International	63	59	63	59
Total	319	297	319	297

Additional Financial Data:
Revenues:
North America
Subscription	$8,691	$7,535	$32,739	$28,003
Reservation	8,306	5,691	28,828	22,745
Installation and other	979	585	3,184	2,317
Total North America Revenues	$17,976	$13,811	$64,751	$53,065
International
Subscription	$933	$600	$3,115	$2,290
Reservation	223	109	609	390
Installation and other	37	22	121	99
Total International Revenues	1,193	731	3,845	2,779
Total Revenues	$19,169	$14,542	$68,596	$55,844

Income (loss) from operations:
North America	$5,334	$2,321	$14,591	$9,088
International	(1,220)	(1,956)	(5,907)	(8,462)
Total	$4,114	$365	$8,684	$626

Depreciation and amortization:
North America	$1,294	$1,130	$4,752	$4,026
International	137	98	476	350
Total	$1,431	$1,228	$5,228	$4,376

Stock-based compensation:
North America	$561	$764	$2,610	$3,563
International	(73)	91	208	407
Total	$488	$855	$2,818	$3,970

OPENTABLE, INC.
RECONCILIATION OF GAAP TO NON-GAAP OPERATING RESULTS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
	(In thousands, except per share amounts)

Non-GAAP consolidated net income per share:
GAAP net income (loss) "as reported"	$3,113	$(875)	$5,067	$(1,024)
Add back: stock-based compensation expense	488	855	2,818	3,970
Income tax effect of stock-based compensation	(353)	309	(556)	(516)

NON-GAAP CONSOLIDATED NET INCOME	$3,248	$289	$7,329	$2,430

Non-GAAP diluted net income per share	$0.14	$0.03	$0.33	$0.24

Weighted average diluted shares outstanding	23,467	10,178	22,467	10,016

Non-GAAP consolidated operating income:
GAAP income (loss) from operations "as reported"	$4,114	$365	$8,684	$626
Add back: stock-based compensation expense	488	855	2,818	3,970

NON-GAAP OPERATING INCOME	$4,602	$1,220	$11,502	$4,596

North America Adjusted EBITDA:
GAAP operating income "as reported"	$5,334	$2,321	$14,591	$9,088

Adjustments:
Stock-based compensation expense	561	764	2,610	3,563
Depreciation and amortization expense	1,294	1,130	4,752	4,026

North America Adjusted EBITDA	$7,189	$4,215	$21,953	$16,677

International Adjusted EBITDA:
GAAP operating loss "as reported"	$(1,220)	$(1,956)	$(5,907)	$(8,462)

Adjustments:
Stock-based compensation expense	(73)	91	208	407
Depreciation and amortization expense	137	98	476	350

International Adjusted EBITDA	$(1,156)	$(1,767)	$(5,223)	$(7,705)
CONTACT:  OpenTable, Inc.
          Investor Relations:
            415-344-6520
            investors@opentable.com
          Media Relations
            415-344-4275
            pr@opentable.com